As filed with the Securities and Exchange Commission on May 20, 2003.
                                                      Registration no. 333-


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  LABONE, INC.

             (Exact name of Registrant as specified in its charter)

Missouri                                             43-1039532
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)

                               10101 Renner Blvd.
                              Lenexa, Kansas 66219
                                 (913) 888-1770

        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                                Joseph C. Benage
             Executive Vice President, General Counsel and Secretary
                                  LabOne, Inc.
                               10101 Renner Blvd.
                              Lenexa, Kansas 66219
                                 (913) 888-1770

            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend of interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     Proposed        Proposed
                                     Maximum         Maximum
   Title of                          Offering        Aggregate      Amount of
Securities to      Amount to be      Price Per       Offering     Registration
be Registered       Registered       Share(1)        Price(1)         Fee
--------------------------------------------------------------------------------
Common Stock,       283,998          $20.39          $5,790,719      $469
$0.01 par           shares
value per
share
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of shares as reported on the Nasdaq National Market on May 19, 2003.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 20, 2003


                                  LabOne, Inc.


                                 283,998 Shares

                                 Common Stock


     This prospectus relates to the offer and sale of up to 283,998 shares of common stock of LabOne, Inc. by selling stockholders. We will not receive any of the proceeds from the shares of our common stock sold by the selling stockholders. The shares to be sold by the selling stockholders were obtained upon exercise of warrants originally issued to the selling stockholders in connection with an acquisition by us for which the selling stockholders provided financing.

     Our common stock is traded on the Nasdaq National Market under the symbol "LABS". The last reported sale price of the common stock on the Nasdaq National Market on May 19, 2003 was $20.20 per share.

     The selling stockholders may sell shares pursuant to this prospectus in the over-the-counter market, on the Nasdaq National Market or otherwise at prices and on terms then prevailing or at prices related to the then current market price (in each case as determined by the selling stockholders). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                      The date of this prospectus is         , 2003

                                TABLE OF CONTENTS

                                                               Page

Where You Can Find Additional Information........................1

Special Note Regarding Forward-Looking Statements................2

Summary..........................................................3

Risk Factors.....................................................4

Selling Stockholders.............................................4

Plan of Distribution.............................................6

Use of Proceeds..................................................7

Legal Matters....................................................7

Experts..........................................................7


     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to "LabOne", "we", "our" and "us" refer to LabOne, Inc.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. We refer you to this registration statement for further information about us and the shares of common stock offered hereby.

     We file annual, quarterly and special reports, proxy and information statements and other information with the Securities and Exchange Commission ("SEC") (Commission File Number 0-16946). These filings contain important information which does not appear in this prospectus. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy these filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference into this prospectus the following documents filed with the SEC:

          o our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (including Exhibit 99 thereto);

          o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

          o the description of our Common Stock contained in the Form 8-A/A filed September 7, 1999 to our registration statement on Form 8-A under the Securities Exchange Act, including any amendment or report updating this description; and

          o the description of preferred stock purchase rights set forth in the registration statement on Form 8-A dated February 11, 2000, filed by us with the SEC on February 14, 2000, including any amendment or report filed for the purpose of updating such description.

     All documents which we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of this offering of common stock shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Also, all such documents filed by us after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

     The following information contained in such documents is not incorporated herein by reference: (a) information furnished under Items 9 and 12 of our Current Reports on Form 8-K, (b) certifications accompanying or furnished in any such documents pursuant to Title 18, Section 1350 of the United States Code and
(c) any other information in such documents which is not deemed to be filed with the SEC under Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. We furnished information under Item 9 of the Current Reports on Form 8-K filed by us with the SEC on January 3, 2003, February 20, 2003, March 28, 2003 and May 13, 2003.

     We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus. Please direct your written or telephone requests to Joseph C. Benage, Executive Vice President, General Counsel and Secretary, LabOne, Inc., 10101 Renner Blvd., Lenexa, Kansas 66219 (telephone number (913) 888-1770)).

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus may contain "forward-looking statements," including, but not limited to: projections of revenues, income or loss, margins, capital expenditures, cost savings and synergies, the payment or non-payment of dividends and other financial items, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of our intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "will be," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," or "estimate" or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. Forward-looking statements involve known and unknown risks and uncertainties. Many factors could cause actual results to differ materially from those that may be expressed or implied in such forward-looking statements, including, but not limited to, the volume, pricing and mix of services provided by us, intense competition, the loss of one or more significant customers, general economic conditions and other factors detailed from time to time in our reports and registration statements filed with the SEC, including the Cautionary Statement filed as Exhibit 99 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002. The cautionary statements made in this prospectus apply to all forward-looking statements wherever they appear in this prospectus.

                                     SUMMARY

     LabOne provides risk assessment services for the insurance industry, laboratory testing services for the healthcare industry and substance abuse testing services for employers and third party administrators. We and our wholly-owned subsidiaries Osborn Group, Inc., Intellisys, Inc., Lab One Canada Inc., Systematic Business Services, Inc., ExamOne World Wide, Inc., and Central Plains Laboratories, L.L.C., are hereinafter collectively referred to as LabOne.

     Our risk assessment services comprise underwriting and claims support services including teleunderwriting, specimen collection and paramedical examinations, laboratory testing, telephone inspections, motor vehicle reports, claims investigation services and medical information retrieval to the insurance industry. The laboratory tests that we perform and data we gather are specifically designed to assist an insurance company in objectively evaluating the mortality and morbidity risks posed by policy applicants. The majority of the testing is performed on specimens of individual life insurance policy applicants, but also includes specimens of individuals applying for individual and group medical and disability policies.

     Our clinical services include laboratory testing services for the healthcare industry as an aid in the diagnosis and treatment of patients. We operate a highly automated and centralized laboratory, which we believe has significant economic advantages over other laboratory competitors. We market our clinical testing services to managed care companies, insurance companies, self-insured groups and physicians.

     Our clinical services also include substance abuse testing services provided to employers who adhere to drug screening guidelines. We are certified by the Substance Abuse and Mental Health Services Administration to perform substance abuse testing services for federally regulated employers and we currently market these services throughout the country to both regulated and nonregulated employers. Our rapid turnaround times and multiple testing options help clients reduce downtime for affected employees and meet mandated drug screening guidelines.

     On August 31, 2001, we purchased all of the outstanding capital stock of Osborn Group, Inc., ("Osborn") a leading provider of laboratory testing and other risk assessment services to the life insurance industry. Intellisys, Inc., Applied BioConcepts Inc. and Osborn Laboratories (Canada) Inc., wholly-owned subsidiaries of Osborn, were included in the purchase. As a result of the transaction, we were able to consolidate Osborn's testing and other operations to our Lenexa, Kansas facility. To fund the acquisition and related expenses of the transaction, Welsh, Carson, Anderson & Stowe, IX, L.P. and related purchasers ("WCAS") invested a total of $50 million, consisting of $35 million in convertible preferred stock and $15 million in subordinated debt, in LabOne pursuant to a Securities Purchase Agreement dated August 31, 2001. The subordinated debt was prepaid on December 31, 2002. Funding for the prepayment was obtained from our existing line of credit.

     Our principal executive offices are located at 10101 Renner Blvd., Lenexa, Kansas 66219 and our telephone number is (913) 888-1770. Our corporate website is www.labone.com. The information on our website does not constitute part of this prospectus.

                                  RISK FACTORS

     Investing in shares of our common stock involves a risk of loss. Certain risk factors are set forth in Exhibit 99 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which is incorporated herein by reference. See "WHERE YOU CAN FIND ADDITIONAL INFORMATION" above. You should carefully consider the risk factors set forth in Exhibit 99 together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference before investing in our common stock.

                              SELLING STOCKHOLDERS

     On August 31, 2001, we purchased all of the outstanding capital stock of Osborn. To fund the acquisition and related expenses of the transaction, WCAS invested a total of $50 million in convertible preferred stock and subordinated debt in LabOne pursuant to a Securities Purchase Agreement dated August 31, 2001. In connection with this acquisition financing, we issued warrants to WCAS exercisable at $.01 per share for 350,000 shares of our common stock. We are registering some of the shares of common stock underlying these warrants pursuant to this registration statement.

     We are a party to several agreements with WCAS relating to its investment in LabOne, including the Securities Purchase Agreement, a warrant agreement and a registration rights agreement. Welsh, Carson, Anderson & Stowe IX, L.P. and certain other stockholders of LabOne are parties to a voting agreement relating to the stock of LabOne. The agreements, and the terms of the Series B-1 Convertible Preferred Stock issued to WCAS in the investment transaction, include provisions relating to the composition of the Board of Directors of LabOne, rights of first refusal as to certain future equity and debt offerings by LabOne and the right of WCAS to veto certain actions or transactions by LabOne. The Series B-1 Convertible Preferred Stock issued to WCAS provides for a cumulative dividend payable in kind, a liquidation preference, conversion rights, anti-dilution provisions, redemption rights, put/call rights, voting rights, rights in the election of directors and certain veto rights.

     The following table sets forth:

     o    The names of the selling stockholders;

     o The number and percent of our common stock that the selling stockholders owned prior to this offering (based on holdings that were convertible into or exercisable for common stock);

     o The number of shares of our common stock that may be offered for the account of the selling stockholders pursuant to this prospectus; and

     o The number and percent of our common stock to be held by the selling stockholders after the offering (based on holdings that were convertible into or exercisable for common stock and assuming all shares covered by this registration statement are sold by the selling stockholders).

     This information is based on information provided by the selling stockholders and assumes the sale of all of the shares offered by the selling stockholders. We are unable to determine the exact number of shares that will actually be sold. The applicable percentages of ownership are based on an aggregate of 11,328,219 shares of common stock issued and outstanding as of April 30, 2003.

                               Shares Owned Prior    Shares       Shares Owned
                                To This Offering      Being        After This
                                     (1)(2)        Offered(3)   Offering (2)(4)
Selling Stockholder             Number    Percent               Number   Percent
Welsh, Carson, Anderson &
  Stowe IX, L.P.               4,956,564   30.16%   273,799    4,682,765  28.99%
WCAS Management Corporation        2,490     *          147        2,343     *
Patrick J. Welsh (6)              19,079     *        1,302       17,777     *
Russell Carson (6)                19,079     *        1,302       17,777     *
Bruce K. Anderson (6)             18,943     *        1,303       17,640     *
Thomas E. McInerny (6)            19,217     *        1,302       17,915     *
Robert A. Minicucci (6)           19,217     *        1,302       17,915     *
Lawrence B. Sorrel                19,217     *        1,302       17,915     *
Anthony J. De Nicola (7)          13,892     *          938       12,954     *
Paul B. Queally (5)(7)            10,350     *          703        9,647     *
IRA FBO Jonathan M. Rather (7)     3,103     *          209        2,894     *
D. Scott Mackesy (5)(7)            2,656     *          175        2,481     *
Sanjay Swani (7)                     290     *           14          276     *
John D. Clark (7)                    290     *           14          276     *
IRA FBO James R. Matthews (7)        290     *           14          276     *
Sean Traynor (5)                   2,069     *          140        1,929     *
John Almeida                         294     *           18          276     *
Eric J. Lee                          290     *           14          276     *

*   Indicates less than 1%.

(1) Based on holdings that were convertible into or exercisable for common stock as of May 19, 2003, including shares issuable as a result of the exercise of warrants and dividend accruals on convertible preferred stock through May 19, 2003.

(2) Percentage ownership of the class assumes conversion of all convertible preferred stock and exercise of warrants held by the selling stockholders, but is otherwise presented on an undiluted basis assuming 11,328,219 shares of common stock issued and outstanding.

(3) Assumes exercise of the warrants by payment of the exercise price in cash. The number of shares offered would be slightly lower if the selling stockholders were to utilize the cashless exercise provision of the warrants.

(4) Based on holdings that were convertible into or exercisable for common stock as of May 19, 2003, including shares issuable as a result of dividend accruals on convertible preferred stock through May 19, 2003.

(5)   Director of LabOne.

(6) Managing member of the general partner of Welsh, Carson, Anderson & Stowe, IX, L.P. and stockholder of WCAS Management Corporation. Holder may be deemed to share power to vote or direct the voting of and to dispose or direct the disposition of the securities of LabOne owned by Welsh, Carson, Anderson & Stowe, IX, L.P. and WCAS Management Corporation. Holder disclaims beneficial ownership of all securities owned by such entities other than those he owns directly or by virtue of his indirect pro rata interest as managing member of the general partner of Welsh, Carson, Anderson & Stowe, IX, L.P. and as a stockholder in WCAS Management Corporation.

(7) Managing member of the general partner of Welsh, Carson, Anderson & Stowe, IX, L.P. Holder may be deemed to share power to vote or direct the voting of and to dispose or direct the disposition of the securities of LabOne owned by Welsh, Carson, Anderson & Stowe, IX,
      L.P. Holder disclaims beneficial ownership of all securities owned by such entity other than those he owns directly or by virtue of his indirect pro rata interest as managing member of the general partner of Welsh, Carson, Anderson & Stowe, IX, L.P.

                              PLAN OF DISTRIBUTION

     The shares of common stock offered by this prospectus are being registered to allow public secondary trading by the holders of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of these shares by the selling stockholders. The timing, manner and size of each sale will be determined by the selling stockholders, and not by us.

     We have been advised by the selling stockholders that the shares offered by this prospectus may be sold from time to time by or for the account of the selling stockholders pursuant to this prospectus or, in some cases, pursuant to Rule 144 under the Securities Act of 1933. Sales of shares pursuant to this prospectus may be made in the over-the-counter market, on the Nasdaq National Market or otherwise at prices and on terms then prevailing or at prices related to the then current market price (in each case as determined by the selling stockholders). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.

     The shares may be sold in one or more of the following ways:

        o a block trade in which the seller's broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        o purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus (as supplemented or amended to reflect such transaction to the extent required);

        o an exchange distribution in accordance with the rules of the Nasdaq National Market;

        o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

        o privately negotiated transactions;

        o through put or call option transactions;

        o through short sales; or

        o an underwritten public offering.

     Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or members, who may sell their shares pursuant to this prospectus (as supplemented or amended to reflect such transaction to the extent required). Each selling stockholder may also transfer shares owned by him by gift, and upon and such transfer, the donee may sell the donee's shares pursuant to this prospectus (as supplemented or amended to reflect such transaction to the extent required).

     A selling stockholder may enter into hedging transactions with broker-dealers in connection with the distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. Some or all of the shares covered by this registration statement may be sold to cover short positions in the open market. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares pursuant to this prospectus (as supplemented or amended to reflect such transaction to the extent required). In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction to the extent required).

     The selling stockholders may sell shares directly to other purchasers, through agents or through broker-dealers. Any selling agents or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders, from purchasers of shares for whom they act as agents, or from both sources. That compensation may be in excess of customary commissions.

     The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling stockholders and any such broker-dealers may be deemed to be underwriting discounts and commissions. We have been advised by each of the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and have informed each of them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby.

     We may suspend the use of this prospectus and any supplements hereto in certain circumstances due to pending corporate developments, public filings with the SEC or similar events.

     We will pay all costs and expenses incurred by us in connection with the registration of the sale of shares pursuant to this prospectus. We will not be responsible for any commissions, underwriting discounts or similar charges on sales of the shares.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Joseph C. Benage, Executive Vice President, General Counsel and Secretary of the company. Mr. Benage is a full-time employee and officer and beneficially owns 81,768 shares of our common stock.

                                     EXPERTS

     The consolidated financial statements of LabOne, Inc. as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002, consolidated financial statements refers to the adoption of Statement of Financial Accounting Standards No. 141, "Business Combinations" and No. 142, "Goodwill and Other Intangible Assets."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by LabOne in connection with the issuance and distribution of the common stock being registered. All amounts are estimates except the SEC registration fee.


SEC registration fee                                  $    469
Legal fees and expenses                                 13,500
Accounting fees and expenses                             5,000
Miscellaneous fees and expenses                          1,000
                                                      --------
Total                                                 $ 19,969
                                                      ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We are incorporated under the laws of the state of Missouri. Under Section
351.355 of the General and Business Corporation Law of Missouri, we may, under specified circumstances, indemnify any of our directors, officers, employees or agents who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Section 351.355 provides that the indemnification provided by the section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or by-laws of LabOne or any agreement, vote of shareholders, disinterested directors or otherwise. Under Section 351.355, we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the company against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of
Section 351.355.

     Article IV of our bylaws provides that each person who is or was a director, officer or employee of the company shall be indemnified by us as of right to the full extent permitted or authorized by the laws of the state of Missouri, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his or her capacity as or arising out of his or her status as a director, officer or employee of the company. Article IV of our bylaws also provides that no person shall be liable to the company for any loss, damage, liability or expense suffered by the company on account of any action taken or omitted to be taken by him or her as a director, officer or employee of the company if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs or (ii) took or omitted to take such action in reliance upon the advice of counsel or upon statements made or information furnished by directors, officers, employees or agents of the company which such person had no reasonable grounds to disbelieve.

     We have entered into indemnification agreements with our directors and officers under which we have agreed to indemnify such persons against expenses, judgments and fines incurred in connection with the defense or settlement of actions, suits or proceedings, provided such persons' conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.


     An Agreement and Plan of Merger between the former LabOne, Inc. and us provides for certain indemnification of officers and directors as well as former officers and directors of the company, as described under "The Merger Agreement-Indemnification" in the Joint Proxy Statement/Prospectus contained in Amendment No. 4 to the registrant's Registration Statement on Form S-4, registration no. 333-76131, filed with the Commission on July 2, 1999.

     Article IV of our bylaws authorizes us to purchase and maintain insurance on behalf of any director, officer or employee, trustee or agent of the company against any liability asserted against such person or incurred by such person in any such capacity or status, whether or not we would have power to indemnify such person against such liability. We currently maintain directors' and officers' liability insurance to insure our directors and officers against certain liabilities incurred in their capacities as such.

ITEM 16.  EXHIBITS

     The index to exhibits appears immediately following the signature pages to this Registration Statement.


ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on this 20th day of May, 2003.


                                  LABONE, INC.



                                  By:   /s/ W. Thomas Grant II
                                       ------------------------------------
                                       W. Thomas Grant II
                                       Chairman of the Board, President and
                                       Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John W. McCarty and Joseph C. Benage, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE
FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


       SIGNATURE                   TITLE                 DATE

/s/ W. Thomas Grant II     Chairman of the Board,     May 15, 2003
-------------------------  President and Chief
W. Thomas Grant II         Executive Officer
                           (Principal Executive
                           Officer and Director)

/s/ John W. McCarty        Executive Vice President   May 15, 2003
-------------------------  and Chief Financial
John W. McCarty            Officer (Principal
                           Financial and Accounting
                           Officer)

/s/ W. Roger Drury         Director                   May 15, 2003
-------------------------
W. Roger Drury

/s/ D. Scott Mackesy       Director                   May 15, 2003
-------------------------
D. Scott Mackesy


/s/ Paul B. Queally        Director                   May 15, 2003
-------------------------
Paul B. Queally


/s/ James R. Seward        Director                   May 13, 2003
-------------------------
James R. Seward


/s/ Sean M. Traynor        Director                   May 13, 2003
-------------------------
Sean M. Traynor


/s/ John E. Walker         Director                   May 13, 2003
-------------------------
John E. Walker

                                 EXHIBIT INDEX

EXHIBIT
NO.                              DESCRIPTION

4.1 Amended Articles of Incorporation - attached as Exhibit B to Appendix A to the Joint Proxy Statement/Prospectus filed as a part of the Registrant's Registration Statement on Form S-4, filed July 2, 1999 (File No. 333-76131) and incorporated herein by reference.

4.2 Amended and Restated Bylaws - attached as Exhibit C to Appendix A to the Joint Proxy Statement/Prospectus filed as a part of the Registrant's Registration Statement on Form S-4, filed July 2, 1999 (File No. 333-76131) and incorporated herein by reference.

4.3 Specimen certificate for shares of the registrant's common stock (incorporated by reference from Exhibit (4) of the Form 8-A/A amendment filed September 7, 1999 to registrant's registration statement on Form 8-A under the Securities Exchange Act of 1934).

4.4 Rights Agreement and attached exhibits A, B and C, dated as of February 11, 2000, between the Registrant and American Stock Transfer & Trust Company-- attached as Exhibit 4.1 to the Registrant's Form 8-K Current Report, filed February 14, 2000 and incorporated herein by reference.

4.5 Amendment No. 1 to Rights Agreement dated August 31, 2001 between LabOne, Inc. and American Stock Transfer & Trust Company-- attached as exhibit 4.6 to the Current Report on Form 8-K filed October 5, 2001 and incorporated herein by reference.

5.1 Opinion of Joseph C. Benage, Executive Vice President, General Counsel and Secretary of the Registrant.

23.1      Consent of KPMG LLP.

23.2 Consent of Joseph C. Benage, Executive Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1).

24.1 Power of Attorney (included in the signature page of the Registration Statement).